SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported)     June 1, 1999
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                                THE TALBOTS, INC.
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               (Exact Name of Registrant as Specified in Charter)



  Delaware                          1-12552                    41-1111318
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(State or Other Jurisdiction      (Commission               (I.R.S. Employer
  of Incorporation)                File Number)              Identification No.)




175 Beal Street, Hingham, Massachusetts                          02043
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(Address of Principal Executive Offices)                        (Zip Code)




Registrant's telephone number, including area code       (781) 749-7600
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                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.    Other Events.


         On June 1, 1999, The Talbots, Inc. (the "Company") announced the third extension of its share repurchase program to acquire up to an additional $20 million of its outstanding shares of common stock, $0.01 par value per share ("Common Stock") over a two year period.

         Under such program, consistent with the prior programs, Talbots will continue to purchase shares on the open market and will purchase a proportionate number of shares from JUSCO (U.S.A.), Inc. ("JUSCO USA") so as to maintain substantially the same percentage ownership of Talbots between JUSCO USA and the public shareholders. The price of the Common Stock purchased from JUSCO USA will be equal to the weighted average price of the Common Stock paid to the public shareholders. A copy of the Agreement for the Third Extension of Share Repurchase Program dated as of June 1, 1999 between Talbots and JUSCO USA is attached.




Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits.


                  Exhibit 99.1 Third Extension of Share Repurchase Program dated as of June 1, 1999 between The Talbots, Inc. and JUSCO (U.S.A.), Inc.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               THE TALBOTS, INC.


                                           CAROL GORDON STONE
Dated:   September 22, 1999            By: ____________________________________
                                           Carol Gordon Stone
                                           Vice President, Corporate Controller



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                                  EXHIBIT INDEX


                  Exhibit 99.1 Third Extension of Share Repurchase Program dated as of June 1, 1999 between The Talbots, Inc. and JUSCO (U.S.A.), Inc.